Exhibit 99.1

eHealth, Inc. Announces Preliminary Results for the Fourth Quarter and Fiscal Year 2018 and Provides 2019 Annual Guidance.

•	Fourth quarter 2018 submitted Medicare applications grew 64% compared to the fourth quarter of 2017.

•	Fourth quarter 2018 revenue is expected to be in the range of $133.5 million to $135.5 million compared to revenue of $83.1 million for the fourth quarter 2017.

MOUNTAIN VIEW, Calif. - January 22, 2019 - eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance exchange in the United States, today announced preliminary financial results and select operating metrics for the fourth quarter and fiscal year ended December 31, 2018 and provided 2019 annual guidance.

“We are very pleased with our operational achievements and financial results for the fourth quarter and the full year 2018,” commented Scott Flanders, chief executive officer of eHealth. “Our strong execution during the critical Medicare Annual Enrollment Period validated eHealth’s value proposition for this important market and has allowed us to exceed our revenue and EBITDA expectations for 2018. We expect to maintain this momentum as reflected in our 2019 annual guidance.”

Fourth Quarter and Fiscal Year 2018 Preliminary Results
Revenue for the fourth quarter of 2018 is expected to be in the range of $133.5 million to $135.5 million with expected fourth quarter revenue from the Medicare segment in the range of $121.0 million to $122.0 million. GAAP net income for the fourth quarter of 2018 is expected to be in the range of $24.3 million to $27.3 million. Adjusted EBITDA(a) for the fourth quarter of 2018 is expected to be in the range of $51.7 million to $52.7 million.

For the year ended December 31, 2018, eHealth anticipates revenue to be in the range of $250 million to $252 million as compared to the company’s guidance of $217.5 million to $227.5 million. Revenue from the Medicare segment for the full year 2018 is expected to be in the range of $210 million to $211 million. eHealth anticipates GAAP net income (loss) for the year ended December 31, 2018 to be in the range of $(1.5) million to $1.5 million as compared to the company’s guidance of $1.6 million to $6.6 million. eHealth anticipates Adjusted EBITDA(a) for the year ended December 31, 2018 to be in the range of $33.5 million to $34.5 million as compared to the company’s guidance of $21.9 million to $26.9 million.

2018 GAAP Net Income includes a non-cash charge of approximately $12 million related to an increase in fair value of the earnout liability assumed in connection with eHealth’s acquisition of GoMedigap. The increase is driven primarily by eHealth’s share price appreciation since the transaction closed in January of 2018. The share price appreciation has increased the value of the equity-based portion of the earnout consideration owed to the former holders of GoMedigap equity interests.

Submitted applications for all Medicare products grew 64% during the fourth quarter of 2018 compared to the fourth quarter a year ago. For the full year 2018, submitted Medicare applications grew 39% compared to the full year 2017. Approximately 22% and 16% of Medicare major medical applications (b) submitted during the fourth quarter and the full year 2018 respectively were submitted online.

Submitted applications for individual and family plan (IFP) products declined 45% during the fourth quarter of 2018 compared to the fourth quarter a year ago. For the full year 2018, submitted IFP applications declined 56% compared to 2017. The decline in IFP applications reflects continuing volatility in the Individual market as well as our decision to shift our marketing spend towards Medicare.

These preliminary, unaudited results are based on information available as of January 22, 2019 and management's initial review of operations for the quarter ended December 31, 2018. They remain subject to change based on management's ongoing review of the company's fourth-quarter results and are forward-looking statements. eHealth assumes no obligation to update these statements. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.  eHealth anticipates providing its full financial and operating results for 2018 on or about February 24, 2019.

2019 Guidance

The company is providing the following guidance for the full year ending December 31, 2019 based on information available as of January 22, 2019. These expectations are forward-looking statements, and eHealth assumes no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission:

•	Total revenue is expected to be in the range of $290 million to $310 million. Revenue from the Medicare segment is expected to be in the range of $256 million to $272 million.

•	GAAP net income is expected to be in the range of $16.3 million to $21.3 million.

•	Adjusted EBITDA(a) is expected to be in the range of $45 million to $50 million.

(a)
Adjusted EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, acquisition costs, amortization/impairment of intangible assets, other income (expense), net and provision (benefit) for income taxes to GAAP net income (loss). See “Non-GAAP Financial Information and Reconciliations.”

(b)	Major Medicare plans include Medicare Advantage and Medicare Supplement plans.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) operates eHealth.com, a leading private online health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online and over the phone. eHealth offers thousands of individual, family and small business health plans underwritten by many of the nation's leading health insurance companies. eHealth (through its subsidiaries) is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth also offers educational resources, exceptional telephonic support, and powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com).

	Q4 2018		Fiscal year 2018
In millions	Low	High	Low	High
GAAP income (loss)	$24.3	$27.3	$(1.5)	$1.5
Stock-based compensation	3.1	3.1	12.4	12.4
Depreciation and amortization expense	0.6	0.6	2.5	2.5
Acquisition and restructuring costs	—	—	1.9	1.9
Amortization/Impairment of intangibles	3.2	0.2	4.7	1.7
Change in fair value of earnout liability	6.0	6.0	12.3	12.3
Other income (expense), net	—	—	(0.8)	(0.8)
Provision (benefit) for income taxes	14.5	15.5	2.0	3.0
Adjusted EBITDA	$51.7	$52.7	$33.5	$34.5

	Fiscal year 2019
In millions	Low	High
GAAP income (loss)	$16.3	$21.3
Stock-based compensation	14.9	13.4
Depreciation and amortization expense	3.5	3.0
Acquisition and restructuring costs	—	—
Amortization/Impairment of intangibles	3.1	2.1
Change in fair value of earnout liability	—	—
Other income (expense), net	1.2	1.2
Provision (benefit) for income taxes	6.0	9.0
Adjusted EBITDA	$45.0	$50.0

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP), including Adjusted EBITDA. Adjusted EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, acquisition costs, amortization/impairment of intangible assets, other income (expense), net and provision (benefit) for income taxes to GAAP net income (loss).

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. Finance to confirm this sentence. eHealth compensates for these limitations by prominently disclosing GAAP net income (loss) and providing investors with reconciliations from eHealth’s GAAP operating results to the related non-GAAP financial measures for the relevant periods.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our execution during the Medicare annual enrollment period, our momentum in 2019, our anticipated revenue, revenue from the Medicare segment, GAAP net income and Adjusted EBITDA for the fourth quarter of 2018 and the year ended December 31, 2018, submitted applications for Medicare products and IFP products for the fourth quarter and year ended December 31, 2018, our stock-based compensation costs and purchased intangible asset amortization costs, the timing of our full financial and operating results for 2018, and our guidance for the full year ending December 31, 2019, including our guidance for total revenue, revenue from the Medicare segment, GAAP net income and Adjusted EBITDA.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by the new revenue recognition standard to make numerous assumptions that are based upon historical trends and management judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this section carefully as well as the disclosures about our implementation of the new revenue recognition standard in our Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, as well as the recast consolidated financial statements for each of the three years in the period ended December 31, 2017 reflecting the adoption of the new revenue recognition standard in our Form 8-K filed on December 17, 2018.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include risks associated with the impact of healthcare reform; our ability to retain existing members and enroll a large number of new members during the annual healthcare reform open enrollment period and Medicare annual enrollment period; the impact of annual enrollment period for the purchase of individual and family health insurance and its timing on our recognition of revenue; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy eligible individuals through government-run health insurance exchanges; changes in laws and regulations, including in connection with healthcare reform; our ability to successfully make and integrate acquisitions; our health insurance benefit packages' ability to meet individual customer's specific health insurance and price needs; our ability to comply with CMS guidance and impact on conversion rates as a result of the federal exchange changes to enrollment; competition, including competition from government-run health insurance exchanges; seasonality of our business and the fluctuation of our operating results; our ability to retain existing members and limit member turnover; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; a reduction of product offerings among carriers and the resulting impact on our commission revenue; carriers exiting the market of selling individual and family health insurance and the resulting impact on our supply and commission revenue; our ability to execute on our growth strategy in the Medicare and small business health insurance markets; the impact of increased health insurance costs on demand; our ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; timing of commission payments from health insurance carriers; medical loss ratio requirements; delays in our receipt of items required to recognize Medicare revenue; changes in member conversion rates; our ability to accurately estimate membership; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; costs of acquiring new members; scalability of the Medicare business; lack of membership growth and retention rates; consumers satisfaction of our service; changes in competitive landscape; our ability to attract and to convert online visitors into paying members; changes in products offered on our ecommerce platform; changes and reductions in commission rates; maintaining and enhancing our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; reliance on marketing partners; the impact of our digital marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact:

Kate Sidorovich, CFA
Vice President Investor Relations
440 East Middlefield Road
Mountain View, CA 94043
(650) 210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com